Table of Contents

Exhibit e(20)

NET SERVIÇOS DE COMUNICAÇÃO, S.A.

as Borrower

WHOLLY-OWNED SUBSIDIARIES OF THE BORROWER

as Guarantors

_____________________________

U.S.$200,000,000

LOAN AND GUARANTY AGREEMENT

Dated as of June 19, 2008

______________________________

BANCO INBURSA, S.A.,

as Lender

TABLE OF CONTENTS

ARTICLE VIII MISCELLANEOUS	35
SECTION 8.01. Amendments, Etc	35
SECTION 8.02. Notices, Etc	36
SECTION 8.03. No Waiver; Remedies	36
SECTION 8.04. Costs and Expenses	36
SECTION 8.05. Right of Setoff	37
SECTION 8.06. Binding Effect	37
SECTION 8.07. Assignments and Transfer	37
SECTION 8.08. Confidentiality	38
SECTION 8.09. Restriction	38
. The Lender reserves the right to totally or partially restrict the amount of the Advances or the term within which to draw the same or both by means of simple written notice to the Borrower	39
SECTION 8.10. Governing Law	39
SECTION 8.11. Execution in Counterparts	39
SECTION 8.12. Consent to Jurisdiction, Etc	39
SECTION 8.13. Severability	40
SECTION 8.14. WAIVER OF JURY TRIAL	40
SECTION 8.15. No Fiduciary Relationship	40
SECTION 8.16. USA PATRIOT Act	40
41
SCHEDULES

Schedule A - Subsidiaries

EXHIBITS

Exhibit A ‑ Note and Guaranty Exhibit B ‑ Notice of Borrowing Exhibit C ‑ Process Agent Letter Exhibit D ‑ Certificate Exhibit E ‑ Assignment Agreement

LOAN AND GUARANTY AGREEMENT

dated as of June 19, 2008

NET SERVIÇOS DE COMUNICAÇÃO, S.A., a company organized under the laws of the Federative Republic of Brazil (the "Borrower"), the Subsidiaries of the Borrower listed on the signature pages hereof, as Guarantors, and BANCO INBURSA, S.A. ("Banco Inbursa") as lender (the "Lender") agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

"Accounting Standards" means GAAP or IFRS, as may be elected by the Borrower or required by applicable law.

"Advance" has the meaning specified in Section 2.01.

"Advance Transaction" means an advance from a financial institution involving either (a) a foreign exchange contract or (b) an export contract.

"Affiliate" means, as to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person or is a director or officer of such Person.

"Applicable Rate" means 7.8750% per annum.

"Big TV" means 614 Telecomunicações Ltda. and its subsidiaries.

"Big TV Acquisition" means the acquisition by the Borrower or any of the Guarantors of 100% of the Voting Shares of 614 Telecomunicações Ltda.

"Borrower" has the meaning specified in the recital of parties to this Agreement.

"Borrowing Date" means each date on which an Advance is made.

"Brazil" means the Federative Republic of Brazil.

"Brazilian Central Bank" shall mean the Central Bank of Brazil (Banco Central do Brasil), or any successor entity.

"Business Day" means any day on which banks are not required or authorized by law to close in Mexico City, Mexico, New York, New York or São Paulo, Brazil.

"Capital Lease Obligations" means, with respect to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with the Accounting Standards; the amount of such obligation will be the capitalized amount thereof, determined in accordance with the Accounting Standards; and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"Cash Equivalents" means any of the following, to the extent owned by the Borrower, the Guarantors, or a Subsidiary free and clear of all Liens except Liens permitted under this Agreement:  (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States maturing within one year from the date of acquisition thereof, (b) commercial paper, corporate promissory notes or other obligations maturing not more than twelve months from the date of acquisition thereof, and, as at any date of determination, rated A or better (or, in the case of commercial paper, A-1 or better) by Standard & Poor's Ratings Services, or A-2 or better (or, in the case of commercial paper, P-1 or better) by Moody's Investors Service, Inc., or their respective Brazilian affiliates, as may be applicable, (c) certificates of deposit maturing within one year from the date of acquisition thereof of any commercial bank that is a Brazilian regulated bank or member of the Federal Reserve System or has combined capital and surplus of at least U.S.$500,000,000 (or, to the extent non-U.S. Dollar denominated, the U.S. Dollar equivalent of such amount), (d) any readily marketable direct obligations of the federal government of Brazil or obligations guaranteed by the full faith and credit of the federal government of Brazil, denominated in either U.S. Dollars or Reais, in each case maturing not more than twelve months from the date of acquisition thereof and (e) securities and other obligations approved by the Comissão de Valores Mobiliários for investment by a Fundo de Renda Fixa.

"Change in Tax Law" means any change in or amendment to the laws (or any rules or regulations thereunder) of Brazil or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation, administration or application of such laws, treaties, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the date of this Agreement.

"Change of Control" means the acquisition of ownership, directly or indirectly, beneficially or of record, by any "person" or "group" (as such terms are defined in the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than any Permitted Holder of more than 50% of the voting power of all Voting Shares of the Borrower.

"Closing Date" means the date on which the Lender notifies the Borrower that the conditions precedent specified in Section 3.01 have been satisfied.

"Commitment" means the obligation of the Lender, on and subject to the terms and conditions of this Agreement, to make Advances to the Borrower in an aggregate amount not to exceed U.S.$200,000,000.

"Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Advances to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Advances.

"Comparable Treasury Price" means, with respect to any date of prepayment (A) the average of the Reference Treasury Dealer Quotations for such date of prepayment, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Lender obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

"Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, adjusted to exclude the following items (without duplication) of income or expense to the extent that such items are included in the calculation of Consolidated Net Income:

(i)         Consolidated Interest Expense;

(ii)        total income tax expense;

(iii)       depreciation, amortization (including but not limited to amortization of goodwill and intangibles) and other non-cash charges or losses (other than any non-cash charge or loss that requires an accrual or reserve for cash charges for any future period);

(iv)       any net income of any Person if such Person is not a Guarantor, except that subject to the limitations contained in clause (v) below, the Borrower's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or a Guarantor as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Guarantor, to the limitations contained in clause (v) below);

(v)        any gain or loss realized upon the sale or other disposition of any asset of the Borrower or the Guarantors that is not sold or otherwise disposed of in the ordinary course of business;

(vi)       any extraordinary gain or loss;

(vii)      the cumulative effect of a change in accounting principles;

(viii)     any nonrecurring charges or any expenses related to any acquisition by the Borrower or any Guarantor after the Closing Date; and

(ix)       any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

"Consolidated Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period, provided, however, that:

(i)         if since the beginning of such period the Borrower or any Guarantor shall have made any Disposition of any company or any business or any group of assets constituting an operating unit of a business (any such transaction, a "Sale"), Consolidated EBITDA for such period shall be reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to Consolidated EBITDA (if negative) directly attributable thereto for such period;

(ii)        if since the beginning of such period the Borrower or any Guarantor (by merger or otherwise) shall have made an Investment in any Person that thereby becomes a Subsidiary Guarantor, or otherwise acquired any company or any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder (any such transaction, a "Purchase"), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period;

(iii)       if since the beginning of such period any Person that subsequently became a Guarantor or was merged with or into the Borrower or any Guarantor since the beginning of such period shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Borrower or a Guarantor during such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period; and

(iv)       if since the beginning of such period the Borrower or any Guarantor (by merger or otherwise) shall have incurred, repaid, repurchased, redeemed, defeased, discharged or otherwise acquired or retired any Debt, then the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, repayment, redemption, defeasance, discharge or other acquisition or retirement and the use of proceeds therefrom had occurred at the beginning of such period.

For purposes of this definition, whenever pro forma effect is to be given to a Disposition, Investment, acquisition of assets, or the incurrence, repayment, redemption, defeasance, discharge or other acquisition or retirement of Debt, the pro forma calculations in respect thereof shall be as determined in good faith by an officer of the Borrower, based upon reasonable assumptions.  Consolidated Interest Expense attributable to any interest on Debt (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the relevant date of determination (taking into account any interest rate option, swap, cap or similar agreement applicable to such Debt if such agreement has a remaining term in excess of 12 months, or, if shorter, at least equal to the remaining term of such Debt) had been the applicable rate for the entire period.

"Consolidated Interest Expense" means, with respect to any period, the sum of, without duplication, (a) the interest expense (accrued and paid or payable in cash for such period) (including, without limitation, any payments of additional amounts) of the Borrower and the Guarantors for such period, as determined on a consolidated basis in accordance with the Accounting Standards and, in any event, including, without limitation, (i) any amortization of debt discount (excluding any amortization of debt discount in respect of any senior secured debt), (ii) the net cash cost under each currency agreement and hedging obligation (including any amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit, bills of exchange, promissory notes and bankers' acceptance financing and (b) the interest component of capitalized lease obligations paid, accrued and/or scheduled to be accrued by such Person during such period (accrued and paid or payable in cash for such period) minus (c) interest income (accrued and received or receivable in cash during such period) of the Borrower and the Guarantors for such period, as determined on a consolidated basis in accordance with the Accounting Standards and (d) net cash payments to the Borrower and the Guarantors during such period under each currency agreement and hedging obligation (including any accretion of discounts).

"Consolidated Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Net Debt on such day to (b) Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Borrower are available; provided, however, that:

(i)         if since the beginning of such period the Borrower or any Guarantor shall have made any Disposition of any company or any business or any group of assets constituting an operating unit of a business (any such transaction, a "Sale"), Consolidated EBITDA for such period shall be reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to Consolidated EBITDA (if negative) directly attributable thereto for such period;

(ii)        if since the beginning of such period the Borrower or any Guarantor (by merger or otherwise) shall have made an Investment in any Person that thereby becomes a Subsidiary Guarantor, or otherwise acquired any company or any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder (any such transaction, a "Purchase"), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period; and

(iii)       if since the beginning of such period any Person that subsequently became a Guarantor or was merged with or into the Borrower or any Guarantor since the beginning of such period shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Borrower or a Guarantor during such period, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to a Disposition, Investment or acquisition of assets, the pro forma calculations in respect thereof shall be as determined in good faith by an officer of the Borrower, based upon reasonable assumptions.

"Consolidated Net Debt" means, as of any date of determination thereof, the aggregate principal amount of Debt of the Borrower and the Guarantors as of such date, less the amount of cash and Cash Equivalents held by such Persons at such time, determined on a consolidated basis in accordance with the Accounting Standards. The items described in clauses (iii), (iv) and (vi) (and (vii) to the extent such Debt relates to clauses (iii), (iv) and (vi)) of the definition of Debt shall be excluded from the calculation of Consolidated Net Debt.

"Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and the Guarantors for such period, determined on a consolidated basis in accordance with the Accounting Standards.

"Control" (including the terms "Controlling" and "Controlled by") of a Person means the possession, direct or indirect, by another Person or group of Persons, including through the ownership of more than 50% of the Voting Shares of such Person, of the power to direct or cause the direction of the management and policies of such Person.

"Debt" means (without double-counting), with respect to any Person, whether recourse is to all or a portion of the assets of any Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments representing financial indebtedness, including obligations of such nature incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business) as a means of primarily obtaining finance, (v) every Capital Lease Obligation of such Person, (vi) net obligations of such Person under interest rate hedging obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time), and (vii) every Guarantee or indemnity to pay the obligations referred to in (i) to (vi) (inclusive) above of such Person.

"Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

"Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

"Disposition" means, as to any Person, any sale, assignment, transfer, lease or other disposition by such Person of any Property (whether now owned or hereafter acquired) of such Person.

"Embratel" means Empresa Brasileira de Telecomunicacoes S.A.

"Events of Default" has the meaning specified in Section 6.01.

"GAAP" means generally accepted accounting principles in the United States.

"Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt or other obligation of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.  The term "Guarantee" used as a verb has a corresponding meaning.

"Guaranteed Obligations" has the meaning specified in Section 7.01.

"Guarantor" means each of the Affiliates of the Borrower listed on the signature pages hereof, and each of the Affiliates of the Borrower which becomes a Guarantor after the date hereof in accordance herewith.

"Hedging Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, entered into by the Borrower or any Guarantor.

"IFRS" means International Financial Reporting Standards and applicable accounting requirements published by the International Accounting Standards Board, as in effect from time to time.

"Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Lender after consultation with the Borrower.

"Intercompany Debt" means any obligation owed by the Borrower or a Guarantor to another Guarantor or the Borrower.

"Interest Period" means the period commencing on the Closing Date and ending on the Business Day immediately following April 15 and October 15, as applicable, in each year, provided that each Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the immediately following Business Day unless such immediately following Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day.

"Investment" means, with respect to any Person, any loan or advance to, any acquisition of Voting Shares, equity interest or other security of, or capital contribution or other similar investment in, such Person.

"Lender" has the meaning specified in the recital of parties to this Agreement.

"Lending Office" means the office of the Lender specified as its "Lending Office" set forth below the Lender's name beneath its signature hereto or such other office of the Lender as the Lender may from time to time specify in writing to the Borrower.

"Lien" means any lien, security interest, pledge, mortgage, fiduciary guaranty or other charge or encumbrance of any kind, or any other type of preferential arrangement, including the lien or retained security title of a conditional vendor.

"Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and the Guarantors taken as a whole.

"Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole or (b) the ability of the Lender to enforce, or the validity or enforceability of, the respective obligations of the Borrower or any Guarantor under any Transaction Document.  For purposes of clause (a) of this definition, the parties understand that any effect on the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries taken as a whole shall be material if it has a financial impact in excess of $30,000,000.

"Material Contract" means any agreement, contract or similar instrument to which the Borrower or any Guarantor is a party providing for payments in an aggregate amount, or otherwise having a value, in excess of U.S.$30,000,000.

"Maturity Date" means June 18, 2019; provided that, if such day is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

"Note" means a promissory note of the Borrower payable to the Lender or a permitted assignee, in substantially the form of Exhibit A, and includes each new Note issued pursuant to Section 8.07(b).

"Notice of Borrowing" has the meaning specified in Section 2.02(a).

"Other Taxes" has the meaning specified in Section 2.07(b).

"Permitted Debt" means:

(a)        Debt arising under the Transaction Documents;

(b)        Debt of the Borrower and its Subsidiaries existing on the Closing Date and the renewal, refinancing, extension and replacement thereof (without any shortening of the maturity of any principal amount thereof); provided, that any such renewal, refinancing, extension or replacement shall not exceed the principal amount thereof outstanding immediately prior to such renewal, refinancing, extension or replacement plus the unpaid accrued interest and premium thereon and other reasonable fees and expenses incurred in connection therewith;

(c)        Debt in respect of interest rate Hedging Agreements incurred for non-speculative purposes;

(d)       Guarantees of the Borrower and its Subsidiaries with respect to Debt and other obligations permitted under the Agreement;

(e)        Debt of the Borrower or any Subsidiary owing to the Borrower or any Subsidiary;

(f)        Debt arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Debt is promptly repaid;

(g)        Debt representing deferred compensation to employees of the Borrower and its Subsidiaries incurred in the ordinary course of business; and

(h)        Debt in respect of workers’ compensation claims, property casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations, performance, bid, customs, government, appeal and surety bonds and other obligations of a similar nature, in each case incurred in the ordinary course of business.

"Permitted Holders" means, individually or collectively, (i) Embratel and (ii) Globo Comunicações e Participações S.A. and their respective Affiliates and permitted successors and assigns.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

"Process Agent" has the meaning specified in Section 8.12(c).

"Property" of any Person, means any property or assets, or interest or right therein, of such Person.

"Reais" means the lawful currency of Brazil.

"Reference Treasury Dealer" means each of Deutsche Bank Securities, Inc. and Santander Investment Securities Inc., or their Affiliates which are primary U.S. Government securities dealers, and two other leading primary U.S. Government securities dealers in New York City reasonably designated by the Borrower; provided, however, that if any of the foregoing or their Affiliates shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Borrower shall substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of prepayment, the average, as determined by the Lender, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Lender by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such date of prepayment.

"Required ROF Amendment" means an amendment to the ROF necessary or requested by the Lender in connection with the Advance, including the cancellation of the ROF and the generation of new ROFs in order to reflect any assignments effected pursuant to Section 8.07.

"Restricted Payment" means, as to any Person, any dividend, interest over capital (as defined under the Accounting Standards) or other payment or distribution (whether in cash, securities or other Property) on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person or of any warrants, options or other rights to acquire the same (or to make any payments to any other Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person or any of its Subsidiaries), but excluding dividends payable by any Person solely in shares of common stock of such Person.

"ROF" means the Registro de Operação Financeira, an electronic registration identified by a number obtained by or on behalf of the Borrower, prior to the disbursement of the Advance through the Brazilian Central Bank Information System – SISBACEN.

"Solvent" means, with respect to any Person at any time, that (a) the fair value of the Property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person's Property would constitute an unreasonably small capital.

"Subsidiary" means any Person of which more than 50% of the Voting Shares are at the time directly or indirectly owned or Controlled by the Borrower or by any Guarantor, or by the Borrower, any Guarantor and one or more Subsidiaries, or by one or more Subsidiaries.

"Taxes" has the meaning specified in Section 2.07(a).

"Transaction Documents" means this Agreement and the Note.

"United States" or "U.S." means the United States of America.

"U.S. Dollars" and "U.S.$" means the lawful currency of the United States.

"U.S. Treasury Rate" means, with respect to any date of prepayment, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of prepayment.

"Voting Shares" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

SECTION 1.02.  Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

SECTION 1.03.  Accounting Standards.  All accounting terms not specifically defined herein shall be construed in accordance with the Accounting Standards.

SECTION 1.04.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (d) all references herein to Articles, Sections, Exhibits and Schedule shall be construed to refer to Articles and Sections of, and Exhibits and Schedule to, this Agreement.

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Advances

.  The Lender agrees, on the terms and conditions hereinafter set forth, to make one or more advances (each an "Advance") to the Borrower on or prior to the date which is seven (7) Business Days after the Closing Date in U.S. Dollars in an aggregate principal amount not exceeding U.S.$200,000,000.  Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.

SECTION 2.02.  Making the Advances.    (a)  Each Advance shall be made upon written notice, given not later than 11:00 a.m. (New York City time) on the second Business Day prior to the applicable Borrowing Date by the Borrower to the Lender (the "Notice of Borrowing"), in substantially the form of Exhibit B hereto.  Upon receipt of the Notice of Borrowing, the Lender shall, before 3:00 p.m. (New York City time) on the applicable Borrowing Date, make available for the account of its Lending Office, in U.S. Dollars and same day funds, upon fulfillment of the applicable conditions set forth in Article III, to such account as the Borrower and the Lender may agree, the principal amount of the requested Advance.

(b)        The Notice of Borrowing shall be irrevocable and binding on the Borrower.  The Borrower shall indemnify the Lender against any loss, cost or expense incurred by the Lender as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing the applicable conditions set forth in Article III, including any loss (excluding loss of anticipated profits), cost or expense (including fees, charges and expenses of counsel) incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund the requested Advance.

(c)        Unless previously terminated, the Commitment shall terminate at 5:00 p.m., New York City time, on the date which is seven (7) Business Days after the Closing Date.

SECTION 2.03.  Repayment.  The Borrower shall repay to the Lender the principal amount of the Advances in three equal annual installments beginning on June 18, 2017.

SECTION 2.04.  Interest and Fees.   (a)  The Advances shall bear interest at the Applicable Rate.

(b)        Notwithstanding the foregoing, if any principal of or interest on the Advances or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to the Advances as provided in the preceding paragraph of this Section.

(c)        Accrued interest on the Advances shall be payable in arrears at the end of each Interest Period; provided that (i) interest accrued pursuant to paragraph (b) of this Section 2.04 shall be payable on demand and (ii) in the event of any repayment or prepayment of the Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)       The Borrower shall pay to the Lender a fee of U.S.$1,200,000, which shall be earned on the Closing Date.

SECTION 2.05.  Prepayment of the Advances.  (a)  The Borrower may, upon at least five days' irrevocable written notice to the Lender, prepay the Advances in whole or in part, at any time on or after the fifth anniversary of the Closing Date, together with (i) accrued and unpaid interest on the amount prepaid plus (ii)  a premium equal to (A) 150 basis points from June 19, 2013 to June 18, 2014, (B) 100 basis points from June 19, 2014 to June 18, 2015, (C) 35 basis points as from June 19, 2015 to June 18, 2017, and (D) 0 basis points thereafter, in each case of the amount prepaid, plus (iii) all other amounts then payable hereunder.  Each such notice shall state the proposed date and amount of the prepayment, and if such notice is given, the Borrower shall prepay the amount described in the immediately preceding sentence.

(b)        The Borrower may, at its option, prepay the Advances in whole or in part, at any time prior to the fifth anniversary of the Closing Date, together with (i) accrued interest thereon to the date of prepayment plus (ii) a fee equal to the excess, if any, over the amount prepaid of the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of the interest accrued to the date of prepayment) discounted to the date of prepayment on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the U.S. Treasury Rate plus 40 basis points plus (iii) all other amounts then payable hereunder.

(c)        The amounts payable under Section 2.05(a) or (b), as applicable, shall also be payable upon any acceleration of the Advances pursuant to Section 6.01 (but, in this case, shall in no event exceed 200 basis points).

(d)       Notwithstanding the provisions of Section 2.05(a) and 2.05(b), if as a result of a Change in Tax Law the Borrower has or will become obligated to pay any amounts under Section 2.07(a) in excess of the amounts the Borrower would be obligated to pay as a result of Taxes had no such Change in Tax Law occurred, the Borrower may, at its option, prepay the Advances in whole, together with accrued interest thereon to the date of prepayment, together with a prepayment premium in the amount payable under Sections 2.05(a) or (b), as applicable (but, in this case, shall in no event exceed 200 basis points).

(e)        The amount of each principal prepayment of the Advances shall be applied to reduce the then remaining installments of the Advances pro rata based upon the then remaining principal amounts thereof.

SECTION 2.06.  Payments and Computations.  (a)  The Borrower shall make each payment hereunder and under the Note without deduction, setoff or counterclaim not later than 11:00 a.m. (New York City time) on the day when due in U.S. Dollars to the Lender at such account in New York, New York as the Lender may specify, in same day funds.

(b)        The Borrower hereby irrevocably authorizes the Lender, if and to the extent any payment owed to the Lender is not made when due hereunder or under the Note, to charge from time to time against any or all of the Borrower's accounts with the Lender any amount so due.

(c)        All computations of interest hereunder shall be made by the Lender on the basis of a 360-day year consisting of twelve 30-day months.

(d)       Unless otherwise provided herein, whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the immediately following Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder; provided that if such extension would cause such payment to be made in the immediately following calendar month, such payment shall be made on the immediately preceding Business Day.

(e)        If the Lender receives any amount due hereunder or under the Note after 11:00 a.m. (New York City time) on the applicable payment date (or such payment fails to otherwise comply with the requirements of Section 2.06(a)), such amounts will be considered to have been paid on the immediately following Business Day.

SECTION 2.07.  Taxes.  (a)  Any and all payments by the Borrower hereunder or under the Note to or for the account of the Lender or any other Person shall be made, in accordance with Section 2.07, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding taxes imposed on the overall net income of the Lender or such other Person, and franchise or other taxes imposed on the Lender or such other Person in lieu of net income taxes, by the jurisdiction under the laws of which the Lender or such other Person is organized or any political subdivision thereof and by the jurisdiction of the Lender's Lending Office or any political subdivision thereof (all such non‑excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Note being hereinafter referred to as "Taxes").  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to the Lender or any other Person, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.07), the Lender or such other Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)        In addition, the Borrower shall pay any stamp or documentary taxes or any other excise or property taxes, charges or similar levies binding upon the Borrower or any of its Subsidiaries that arise from any payment made under any Transaction Document or from the execution, delivery or registration of, performance under, or otherwise with respect to the Transaction Documents (hereinafter referred to as "Other Taxes").

(c)        The Borrower shall indemnify the Lender for and hold the Lender harmless against the full amount of Taxes or Other Taxes (including Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.07) imposed on or paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

(d)       The Borrower shall furnish to the Lender original or certified official tax receipts in respect of each payment of Taxes and Other Taxes, if any, required under this Section 2.07, within 30 days after the date such payment is made, and shall promptly furnish to the Lender any other information, documents and receipts that the Lender may reasonably require to establish to its satisfaction that full and timely payment has been made of all Taxes and Other Taxes, if any,  required to be paid under this Section 2.07.

(e)        The Lender shall, upon written request of the Borrower (if the Lender is lawfully able to do so), use all reasonable efforts to provide the Borrower with a copy of any form, document or other certification, appropriately completed, necessary for the Lender to be exempt from, or entitled to a reduced rate of, tax on payments pursuant to this Agreement on or before the date hereof and on or before the date, if any, on which the Lender changes its Lending Office.  To the extent that any such form, document or certification becomes obsolete, the Lender shall, upon written request of the Borrower (if the Lender is lawfully able to do so), use all reasonable efforts to provide an updated or successor form, document or certification to the Borrower.  Nothing herein shall require the Lender to provide any form, document or other certification required to be provided by the Lender if, in the reasonable judgment of the Lender, the provision of such form, document or other certification would be unduly burdensome, would contravene any applicable law, would require the Lender to disclose any confidential or proprietary information or would otherwise be disadvantageous to the Lender.

(f)        Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.07 shall survive the payment in full of all principal and interest hereunder and under the Note.

(g)        If the Lender requests compensation under this Section 2.07, in respect of any withholding or deduction at a rate in excess of 15% (or 25% in the case of the Lender being located in a tax haven jurisdiction as provided by Brazilian law), then the Borrower may, at its sole expense and effort, upon notice to the Lender, require such Lender to assign and delegate, without recourse, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal amount of the Advances and the Note, all interest accrued and unpaid, any accrued and unpaid fees thereon and all other amounts payable under this Agreement, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.08.  Use of Proceeds.  The Borrower will use the proceeds of the Advances hereunder (a) to pay amounts due in respect of  the Big TV Acquisition, (b) to pay fees and expenses due hereunder and (c) for general corporate purposes; provided that the Lender shall not be responsible for the use of any proceeds of the Advances.  Any transaction that is financed in whole or in part with the proceeds of the Advances will be in compliance with all applicable legal and regulatory requirements (including Regulations T, U and X of the Board of Governors of the Federal Reserve System of the United States).

SECTION 2.09.  Note.  As additional evidence of the Borrower's obligation to pay the principal of and interest on the Advances as provided in this Agreement, the Borrower and each Guarantor shall execute and deliver to the Lender on or prior to the Closing Date a Note made payable to the order of the Lender, dated the Closing Date, in a principal amount equal to the lesser of (a) U.S.$200,000,000 and (b) the amount of the Advances.

SECTION 2.10.  Currency Indemnity.  The obligation of the Borrower to pay in U.S. Dollars the aggregate amount of the principal of, and interest, fees and other charges on, the Advances and any other amounts payable under this Agreement or the Note shall not be deemed to have been novated, discharged or satisfied by any tender of (or recovery under any judgment expressed in) any currency other than U.S. Dollars, except to the extent to which such tender (or recovery) shall result in the effective payment of the said aggregate amount in U.S. Dollars at the place where such payment is to be made and, accordingly, the amount (if any) by which any such tender (or recovery) shall fall short of such aggregate amount (taking into account the payment of any premium and costs of exchange, if any) shall be and remain due to the Lender as a separate obligation, unaffected by judgment having been obtained (if such is the case) for any other amounts due under or in respect of this Agreement or the Note.

SECTION 2.11.  Mitigation Obligations.  If the Borrower is required to pay any additional amount to the Lender or any Governmental Authority for account of the Lender pursuant to Section 2.07, then the Lender shall use reasonable efforts to designate a different Lending Office for funding or booking the Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.07 in the future and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender.  The Lender shall use reasonable efforts to minimize or prevent any material disadvantage to the Borrower resulting from such designation or assignment.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to the Initial Advance.  The obligation of the Lender to make the initial Advance is subject to the following conditions precedent being satisfied:

(a)        The Lender shall have received each of the following documents, each in form and substance satisfactory to the Lender:

(i)         This Agreement and the Note, each duly executed by the Borrower and the Guarantors.

(ii)        A copy of the ROF with terms satisfactory to the Lender and duly approved by the Brazilian Central Bank (concluído).

(iii)       Certified copies of all governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Transaction Documents, if any.

(iv)       Certified copies of (A) documents evidencing the taking of all necessary action to authorize this Agreement and the other Transaction Documents and (B) the constitutive documents of the Borrower and each Guarantor.

(v)        A certificate of a duly authorized officer of the Borrower and each Guarantor certifying the names and true signatures of the officers of the Borrower or such Guarantor (or other empowered Persons) authorized to sign the Transaction Documents and each other document to be delivered thereunder.

(vi)       A favorable opinion of Debevoise & Plimpton LLP, New York counsel to the Borrower and the Guarantors, in form and substance reasonably satisfactory to the Lender.

(vii)      A favorable opinion of André M. Borges, Chief Legal Counsel to the Borrower, in form and substance reasonably satisfactory to the Lender.

(viii)     A letter from the Process Agent in substantially the form of Exhibit C or any other form approved by the Lender, agreeing to act as Process Agent on behalf of the Borrower and the Guarantors.

(ix)       A certificate of the Borrower, in substantially the form set out in Exhibit D, signed on behalf of the Borrower by its authorized representative, certifying (A) the truth and correctness on and as of the Closing Date of the representations and warranties made by the Borrower and each Guarantor in each Transaction Document as though made on and as of the Closing Date and (B) the absence of any event occurring and continuing that constitutes a Default.

(x)        Evidence of the payment by the Borrower of all fees, costs and expenses of the Lender pursuant to this Agreement and any taxes then due and payable in connection herewith, to the extent invoiced (including reasonable fees, charges and expenses of special New York counsel and special Brazilian counsel to the Lender), which shall be deducted from the proceeds of the initial Advance.

(xi)       Such other documents relating to the Borrower and the Guarantors or the Transaction Documents as the Lender shall have requested.

(b)        No law, regulation or order shall be applicable in the judgment of the Lender that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Transaction Documents.

SECTION 3.02.  Conditions Precedent to Each Advance.  The obligation of the Lender to make each Advance (including the initial Advance) is subject to the following conditions precedent being satisfied:

(a)        Each of the representations and warranties made in or pursuant to Section 4 or that are contained in any other Transaction Document shall be true and correct in all material respects on and as of the applicable Borrowing Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

(b)        No Default or Event of Default shall have occurred and be continuing on the applicable Borrowing Date or after giving effect to the Advance to be made on such Borrowing Date.

(d)       The Borrower shall have delivered to the Lender the related Notice of Borrowing.

 (e)       There shall not have occurred, in the reasonable opinion of the Lender, a Material Adverse Change since the date of the financial statements referred to in Section 4.01(a).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower and the Guarantors.  Each of the Borrower and each Guarantor, jointly and severally, represent and warrant to the Lender that:

(a)        The audited consolidated financial statements of the Borrower dated December 31, 2007, copies of which have heretofore been furnished to the Lender, have been prepared using accounting methods, procedures and policies which are in accordance with the Accounting Standards and present fairly in all material respects the financial position of the Borrower and the Subsidiaries on a consolidated basis, in each case, as at the dates thereof, and the results of operations and statements of cash flows for the periods then ended.  Neither the Borrower nor any of the Subsidiaries had, to the knowledge of the Borrower, as at the date of the most recent balance sheet referred to above, any material guarantee obligation, contingent liability or liability for taxes, or any long‑term lease or unusual forward or long‑term commitment, including any Hedging Agreements, which is not reflected in the foregoing statements or in the notes thereto and which, to the knowledge of the Borrower, has any reasonable likelihood of resulting in a material cost or loss.

(b)        It (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to have such power, authority or right or to be so qualified or in good standing could not reasonably be expected to cost the Borrower and the Guarantors in excess of U.S.$30,000,000 and (d) is in compliance with all requirements of law except to the extent that the failure to comply therewith could not reasonably be expected to cost the Borrower and the Guarantors in excess of U.S.$30,000,000.

(c)        The execution, delivery and performance by it of the Transaction Documents, and the consummation of the transactions contemplated thereby, are within its corporate powers and have been duly authorized by all necessary corporate action.

(d)       The execution, delivery and performance by it of the Transaction Documents and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of law, rule or regulation applicable to it, (ii) conflict with its charter or bylaws or any other constitutive documents, or (iii) conflict with or result in a breach of, or constitute a default under, result in the creation or imposition of any Lien upon any of its Property or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust or other instrument or contract or agreement to which it may be or become a party or by which it may be or become bound or to which its Property may be or become subject. This Agreement is not in violation of any laws or agreements.

(e)        No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery and performance by it of the Transaction Documents, or (ii) the exercise by the Lender of its rights under the Transaction Documents, other than (A) the ROF, which will enable the Borrower and the Guarantors to repay the Advances and make payments of interest and certain fees, expenses and commissions contemplated therein, which will be obtained prior to the Closing Date and shall not be amended except in connection with a Required ROF Amendment, or otherwise without the consent of the Lender, (B) the registration of the schedule of payments (esquema de pagamentos) in connection with the ROF, which will be obtained within 30 days after the Closing Date, (C) any further authorization from the Brazilian Central Bank, which will enable the Borrower and the Guarantors to make payments contemplated herein not specifically covered by the ROF and the schedule of payments or to make payments that are specifically covered by the ROF and the schedule of payments earlier than their respective due dates, whether upon acceleration or otherwise, or on a date which is after the 120th day from the original scheduled payment date thereof, (D) any action necessary for the enforceability in the courts of Brazil of any final foreign judgment against the Borrower and the Guarantors, pursuant to Article 211 of the Brazilian Civil Procedure Code, and provided the final judgment is previously confirmed by the Superior Court of Justice in Brazil (Superior Tribunal de Justiça) and specifically with respect to item (ii) above, the actions described under clause (l) below.

(f)        This Agreement has been, and the Note when delivered hereunder will have been, duly executed and delivered by it.  This Agreement is, and the Note when delivered hereunder will be, its legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as enforceability thereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.  To ensure the legality, validity, enforceability or admissibility into evidence of the Transaction Documents it is not necessary that any Transaction Document be filed or recorded with any Governmental Authority or that any stamp or similar tax be paid on or in respect of any Transaction Document, except as provided in clause (e) above and clause (l) below.

(g)        There is no pending or threatened action, suit, investigation, litigation or proceeding, affecting it before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect; or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby.

(h)        It is in compliance with all of its respective contracts and agreements except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, and it has filed, has caused to be filed or has been included in all tax returns (national, departmental, local, municipal and foreign) required to be filed and has paid all taxes (including the charges related to the Employees' Severance Indemnity Fund – FGTS and National Social Security Institute - INSS), assessments, fees and other charges (including interest and penalties) due with respect to the years covered by such returns, with the sole exception of any such taxes which are being contested in good faith through appropriate proceedings and against which adequate reserves are being maintained in accordance with the Accounting Standards.

(i)         There is no income, stamp or other tax, levy, impost, deduction, charge or withholding imposed by Brazil or any political subdivision thereof (or any municipality or other political subdivision or taxing authority thereof or therein that exercises de facto or de jure power to impose such tax, levy, assessment, impost, deduction, charge or withholding) on or by virtue of (i) the execution, delivery, performance, enforcement or admissibility into evidence of any Transaction Document or (ii) any payment to be made by it pursuant to any Transaction Document, except for the withholding income tax held at the source applicable on any interest, fees commissions (including original discount and any redemption premium) and any other income payable by the Borrower and each Guarantor at the rate of 15%, or at the rate of 25% if the beneficiary of the payments is domiciled in a tax haven jurisdiction, as defined by Brazilian tax regulations.

(j)         It is not necessary (i) in order for the Lender to enforce any rights or remedies under any Transaction Document or (ii) solely by reason of the execution, delivery and performance of any Transaction Document, that the Lender be licensed or qualified with any Governmental Authority of Brazil.

(k)        Its obligations under the Transaction Documents are subject to civil and commercial law, and the execution, delivery and performance of the Transaction Documents constitute private and commercial acts rather than public or governmental acts.  Neither it nor any of its Properties has any immunity from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the law of Brazil.

(l)         Each of the Transaction Documents is in proper legal form under the law of Brazil for the enforcement thereof against it; provided that, for enforcement of the Transaction Documents before Brazilian courts, (x) the signatures of the parties signing the Transaction Documents outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate, and (y) the Transaction Documents must be translated into Portuguese by a public sworn translator, and (z) the Transaction Documents must be registered with the competent Registry of Deeds and Documents; pursuant to Article 835 of the Brazilian Civil Procedure Code, a Brazilian or a foreign plaintiff who resides abroad or is abroad during the course of a legal proceeding must give a pledge to cover legal fees and court expenses of the defendant if the plaintiff does not own real estate in Brazil to assure payment thereof, except in case of execution of actions or counterclaims as established under Article 836 of the Brazilian Civil Procedure Code.

(m)       Its obligations under the Transaction Documents rank and will rank at least pari passu in priority of payment with all its other present and future unsecured and unsubordinated Debt.  Claims for salaries, wages, social security, taxes and other statutory privileges may have preference over any claims under this Agreement.

(n)        No information, exhibit or report furnished by it or on its behalf to the Lender in connection with any Transaction Document or pursuant to the terms of any Transaction Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading.  There is no fact known to it that could reasonably be expected to cost the Borrower and the Guarantors an aggregate amount in excess of U.S.$30,000,000, that has not been expressly disclosed herein, in the other Transaction Documents or in any other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

(o)        It is not required to register as an "investment company" under the U.S. Investment Company Act of 1940, as amended.

(p)        Its operations and Properties comply with all applicable laws, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)        It is not in default under or with respect to any of its contracts in any respect which would reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.  Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified unless indicated therein, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.  Its transactions that are not reflected in written agreements are properly documented, and proper invoices are issued by or against it in such transactions.

(r)        Set forth on Schedule A is a complete and accurate list of all of the wholly-owned, directly or indirectly, Subsidiaries as of the date hereof.

(s)        It has provided to the Lender all information which relates to any other agreement, transaction or circumstance related to the development and execution of projects which in any way may substantially affect its ability to perform its obligations hereunder and under the other Transaction Documents.

(t)        It is, and after giving effect to the making of the Advance and the use of proceeds thereof will be, Solvent.

(u)        It is not subject to the Employee Retirement Income Security Act of 1974, as amended.

(v)        It is not a Person organized or otherwise created under the laws of the United States, or of a State of the United States or of the District of Columbia for purposes of Section 7 of the U.S. Investment Company Act of 1940.

ARTICLE V

COVENANTS OF THE GUARANTORS AND THE BORROWER

SECTION 5.01.  Affirmative Covenants.  So long as any principal of or interest on the Advances or any other amount payable under any Transaction Document shall remain unpaid or the Lender shall have any Commitment hereunder, each of the Borrower and each Guarantor, jointly and severally, will, and will cause each of the Subsidiaries to:

(a)        Compliance with Laws, Etc.  Comply in all material respects with all applicable laws, rules, regulations and orders from any Governmental Authority (including any permits, licenses, consents, approvals privileges, franchises, concessions, certificates and other governmental authorizations necessary to the possession of its Property or to conduct its business), such compliance to include compliance with Brazilian social security and pension fund laws but to exclude Taxes, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b)        Compliance with Obligations to Third Parties.  Comply with all current or future obligations to third parties in accordance with their terms except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(c)        Governmental Authorizations. Promptly obtain or make, and maintain in full force and effect, all licenses, recordings, registrations, consents or authorizations of, or approvals by, any Governmental Authority from time to time necessary under the laws of Brazil for the making and performance by it, and for the validity and enforcement, of this Agreement except where the failure to so obtain, make or maintain would not reasonably be expected to have a Material Adverse Effect.

(d)       Payment of Taxes, Etc.  Pay and discharge before the same shall become delinquent, all Taxes and all lawful claims (including Tax claims determined by any Governmental Authority of Brazil) that, if unpaid, would by law become a Lien upon its Property; provided that none of the Borrower, the Guarantors or the Subsidiaries shall be required to pay or discharge any such Tax or claim that would not reasonably be expected to have a Material Adverse Effect, or that is being contested in good faith through appropriate proceedings and against which adequate reserves are being maintained in accordance with the Accounting Standards.

(e)        Maintenance of Insurance.  Maintain insurance with creditworthy insurance companies or associations in such amounts as are usually maintained or insured against in Brazil (and other relevant jurisdictions in which the Borrower or such Subsidiary, as applicable, conducts its operations) and covering such risks as is usually carried by companies engaged in similar businesses and owning similar Property in the same general areas in which the Borrower, the Guarantors or any of the Subsidiaries does business, including all risks property insurance covering the tangible Property of the Borrower, the Guarantors and the Subsidiaries and, if carried by businesses operating in the same geographical area as the Borrower, the Guarantors or any of  the Subsidiaries, insurance against terrorism and political violence (except to the extent that the failure to do so would not, in the aggregate, reasonably be expected to have a Material Adverse Effect); and will furnish information in reasonable detail as to the insurance carried upon written request from Lender.

(f)        Preservation of Legal Existence, Etc.  Preserve and maintain (i) its legal existence to the extent required under Section 5.02(b), (ii) its rights (charter and statutory), (iii) any permits, licenses, consents, approvals privileges, franchises, concessions, certificates and other authorizations and (iv) all rights deriving from the licenses, patents, trademarks and industrial property rights, whether as owner, authorized user, licensee or franchisee, in each case currently or in the future, required to carry on its business.

(g)        Visitation Rights.  Upon five days' prior written notice from the Lender (unless a Default or Event of Default has occurred and its continuing, in which case notice shall not be required), permit the Lender or any agent or representative thereof and, with the prior consent of the Borrower, any prospective assignee or participant hereunder, during normal business hours and as often as the Lender may reasonably desire, to inspect its Property, and examine and make abstracts from its records and books of account, and to discuss the affairs, finances and accounts of the Guarantors, the Borrower and the Subsidiaries with any of its officers or directors and with its independent certified public accountants, provided that such examinations, inspections and discussions are conducted in a manner that does not interfere with or otherwise interrupt in any material respect the operations of the Borrower or the relevant Subsidiary.

(h)        Keeping of Books.  Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and its Property and business in accordance with the Accounting Standards.

(i)         Maintenance of Properties, Etc.  Maintain and preserve all of its Property used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(j)         Ranking.  Promptly take all actions as may be necessary to ensure that the payment obligations of the Borrower under the Transaction Documents will at all times constitute unconditional general obligations of the Borrower ranking at least pari passu with all other present and future unsecured and unsubordinated Debt of the Borrower.

(k)        Reporting Requirements.  Furnish to the Lender:

(A)       as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower and the Subsidiaries, the audited consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such fiscal year and the audited consolidated statement of income and retained earnings of the Borrower and the Subsidiaries for such fiscal year, in each case reported in conformity with the Accounting Standards;

(B)       as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such fiscal quarter and the unaudited consolidated statements of income and retained earnings of the Borrower and the Subsidiaries for the period commencing at the end of the previous fiscal year of the Borrower and the Subsidiaries ending with the end of such fiscal quarter;

 (C)      concurrently with any delivery of financial statements under clause (A) or (B) of this Section 5.01(k), a certificate of Ernst & Young (or another comparable accounting firm) or the Chief Financial Officer or Chief Executive Officer of the Borrower listing each Subsidiary as of the date of such financial statements, stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and listing all material Dispositions not in the ordinary course of business during the period covered by such statements;

(D)       such other information respecting the Borrower, the Guarantors and the Subsidiaries as the Lender may reasonably request in writing in connection with the transactions contemplated hereby; and

(E)       in the event of any proposed acquisition by the Borrower of the Voting Shares or assets constituting a business of another Person, reasonably detailed information regarding such acquisition.

(l)         Notices of Material Events.  Promptly after it knows or has reason to believe that any Default, or any event (including any labor conflict that may affect the normal operation of the Borrower's business (normal operation being understood as maintaining the Borrower's offices open, operating and working in an ordinary manner, and receiving the income it ordinarily receives)) or contingent liability, has occurred or arisen, which in the case of any such event (other than a Default) or contingent liability would reasonably be expected to cost the Borrower and the Guarantors an amount in excess of $30,000,000, furnish to the Lender notice of such Default or event together with details of the steps being taken by the Borrower or the Guarantors to remedy the same.

(m)       Notices of Litigation.  Promptly after the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting the Borrower, the Guarantors or any of the Subsidiaries or any of its or their Affiliates that, if adversely determined, would reasonably be expected to cost the Borrower and the Guarantors an amount in excess of $30,000,000, furnish to the Lender written notice thereof.

(n)        Payment and Performance of Obligations.  Pay and discharge at or before maturity all of its material obligations and liabilities (including without limitation, claims of claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except (i) for such obligations and liabilities which are being contested in good faith through appropriate proceedings  and against which adequate reserves are being maintained in accordance with the Accounting Standards and (ii) if the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(o)        Required ROF Amendments.  Timely effect all the Required ROF Amendments and promptly deliver evidence thereof to the Lender.

(p)        Further Assurances.  Promptly from time to time give, execute, deliver, file and/or record any notice, instrument, document, agreement or other papers that the Lender may reasonably request or that may be necessary or desirable to comply with its obligations under the Transaction Documents.

SECTION 5.02.  Negative Covenants.  So long as any principal of or interest on the Advances or any other amount payable under any Transaction Document shall remain unpaid or the Lender shall have any Commitment hereunder, none of the Borrower or any Guarantor will, or will permit any of the Subsidiaries to:

(a)        Liens, Etc.  Create or suffer to exist any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, other than Liens on Property with a value not exceeding U.S.$30,000,000 in the aggregate at any one time outstanding, and:

(i)  any Lien existing on the date hereof and any Lien pursuant to any agreement or instrument existing on the date hereof, and any extension, renewal or replacement thereof or of any other Lien permitted pursuant to this Section 5.02(a); provided, however, that the total amount of Debt or other obligations so secured is not increased as a result thereof;

(ii)  any Lien on any Property (including Voting Shares of any Person) securing Debt incurred solely for purposes of financing the acquisition (including the acquisition of equipment), lease, construction or improvement (including all costs, expenses and other liabilities incurred in connection with such acquisition, construction or improvement thereof, as well as with the development, fitting-out and/or obtaining of any performance or other bond required to be posted in connection therewith) of such Property after the date of this Agreement; provided that (A) the aggregate principal amount of Debt secured by such Liens shall not exceed (but may be less than) the cost (i.e., purchase price) of the Property so acquired, leased, constructed or improved and (B) the Lien is incurred before, or within 180 days after the completion of, such acquisition, lease, construction or improvement and does not encumber any other Property of the Borrower or any Subsidiary; and provided, further, that to the extent that the Property acquired is Voting Shares or other capital stock, the Lien also may encumber other Property of the Person so acquired;

(iii)  any Lien existing on any Property of any Person before that Person's acquisition (in whole or in part) by, merger into or consolidation with the Borrower or any Subsidiary after the date of this Agreement; provided that the Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation and such Lien is limited to all or part of the same Property (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the obligations to which such Lien relates;

(iv)  any Lien existing on Property of Big TV on the date of the closing of the Big TV Acquisition;

(v)  any Lien created or arising in connection with carriers, warehousemen's mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(vi)  any pledge, Guarantee or deposit made in connection with any tax, civil, or labor contingency or any administrative proceeding (whether in or out of court), any deposit to secure appeal bonds in proceedings being contested in good faith to which the Borrower or any Subsidiary is a party, good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Borrower or any Subsidiary is a party or deposits for the payment of rent, in each case made in the ordinary course of business; provided that the aggregate amount outstanding at any one time shall not exceed U.S.$25,000,000;

(vii)  any Lien in favor of issuers of surety, judgment, performance or similar bonds or letters of credit issued pursuant to the request of and for the account of the Borrower or any Subsidiary in the ordinary course of business and not exceeding in the aggregate at any one time outstanding U.S.$5,000,000;

(viii)  any Lien securing taxes, assessments and other governmental charges, the payment of which are not yet due or are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, have been established as required by the Accounting Standards;

(ix)  minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of Property or minor imperfections in title that do not materially impair the value or use of the Property affected thereby, and any leases and subleases of real Property that do not interfere with the ordinary conduct of the business of the Borrower or any Subsidiary, and which are made on customary and usual terms applicable to similar Property;

(x)  any rights of set-off of any Person with respect to any deposit account or securities account (or similar arrangement) of the Borrower or any Subsidiary arising in the ordinary course of business;

(xi)  any Liens granted to secure borrowings from, directly or indirectly (A) Banco Nacional de Desenvolvimento Econômico e Social–BNDES, or any other Brazilian governmental development bank or credit agency, or (B) any international or multilateral development bank, government-sponsored agency, in the case of each of clause (A) and (B) limited to the items purchased with the proceeds of such borrowings;

(xii)  any Lien securing Hedging Agreements so long as such Hedging Agreements are entered into for bona fide, non-speculative purposes; and

(xiii)  any Lien over negotiable instruments in the ordinary course of commercial banking documentary transactions solely for the purpose of operating transactions to secure Debt not existing on the date hereof or any non-financial indebtedness falling due not more than one year after the date on which such Debt or non-financial indebtedness is originally incurred.

(b)        Fundamental Changes.

(i)         Wind up, liquidate or dissolve its affairs other than (a) any such winding-up, liquidation or dissolution which would not reasonably be expected to cost the Borrower and the Guarantors an aggregate amount in excess of U.S.$30,000,000 and (b) any winding-up, liquidation or dissolution permitted under clause (ii) below.

(ii)        merge, consolidate or otherwise combine with any other Person, other than (x) any merger, consolidation, winding-up, liquidation, dissolution or other combination of a Subsidiary with or into the Borrower or any Guarantor or of a Guarantor with or into any other Guarantor, (y) any merger, consolidation or other combination in which the Borrower or Guarantor is the surviving corporation or the Person formed by or surviving such merger, consolidation or combination expressly assumes all of the obligations of the Borrower or Guarantor, as applicable, pursuant to documentation reasonably acceptable to the Lender, and (z) any merger, consolidation or combination which could not be expected to cost the Borrower and the Guarantors, taken as a whole, an aggregate amount in excess of U.S.$30,000,000. Any such merger, consolidation, winding-up, liquidation or dissolution permitted under clause (b)(i) or (ii) hereunder to which the Borrower is a party shall be permitted only so long as at such time no Event of Default has occurred or is continuing or would reasonably be expected to result therefrom.

(c)        Dispositions.  Dispose of any of its Property except:

(i)            a Disposition (A) by a Guarantor to the Borrower or (B) by the Borrower or a Guarantor to a Guarantor;

(ii)           any Disposition in the ordinary course of business of (A) inventory or (B) obsolete or worn-out assets; or Cash Equivalents, or any non-exclusive licensing of intellectual property on arm's length terms;

(iii)          Dispositions for which the aggregate consideration received over any 12-month period has a fair market value of less than U.S.$20,000,000, as such amount may be adjusted on each January 1 after the Closing Date in accordance with the United States Consumer Price Index;

(iv)          any exchange of operating assets by the Borrower or any of the Guarantors for operating assets of equal or greater fair market value for purposes of upgrading, modernizing or upscaling the plant of the Borrower or such Guarantor in the ordinary course of business;

(v)           the Disposition, without recourse and on commercially reasonable terms, of accounts receivable or notes receivable, arising in the ordinary course of business and existing at the time of such sale, or the conversion or exchange in the ordinary course of business of such accounts receivable for notes receivable; and

(vi)          Dispositions arising from voluntary terminations of any Hedging Agreements; and

(vii)         Dispositions permitted pursuant to Section 5.02(b).

(d)       Restricted Payments.  Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment; provided that the Borrower may declare and make Restricted Payments if:

(i) at the time of the declaration of such Restricted Payment and the payment thereof, no Default has occurred and is continuing or would result therefrom; and

(ii)  the Borrower is in pro forma compliance with all of its obligations under the Transaction Documents.

Nothing herein shall be deemed to prohibit Restricted Payments by any Subsidiary to (a) the Borrower, (b) the Guarantors, (c) any other Subsidiary or (d) other Persons holding equity interests in such Subsidiary ratably with respect to their capital stock.  Notwithstanding the foregoing, neither the Borrower nor its Subsidiaries shall participate in any agreement, covenant, or financing transaction that may limit or restrict the capacity of the Subsidiaries to declare the payment of dividends, provided that the foregoing shall not apply to:

(i)         limits and restrictions imposed by law or any applicable rule, regulation or order or by any Transaction Document or which exist on the date hereof;

(ii)        limits and restrictions imposed by the terms of the documentation governing any Debt which is permitted by Section 5.02(h);

(iii)       contractual obligations binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Subsidiary; and

(iv)       limits and restrictions on the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with approval of the Borrower’s board of directors, which limitation is applicable only to the assets that are the subject of such agreement.

(e)        Modifications of Corporate Documents.  Consent to any modification, supplement or waiver of any of the provisions of its corporate charter or bylaws or any other constitutive document (other than in order to effect Restricted Payments otherwise permitted pursuant hereto), if such modification, supplement or waiver could reasonably be expected to (i) consummate a material capital reduction, or (ii) have an adverse effect on its ability to comply with its obligations under the Transaction Documents.

(f)        Change in Nature of Business.  Make any material change in the nature or conduct of its business as conducted on the date hereof and as contemplated by its corporate purpose.

(g)        Loan and Advances.  Directly or indirectly, lend money or credit (by way of Guarantee or otherwise) or make advances to, or purchase or acquire any bonds, notes, debentures or other similar obligations of, any other Person in an aggregate amount at any one time outstanding exceeding U.S.$1,000,000, in each case other than (x) to Subsidiaries or Affiliates of the Borrower or their respective employees or otherwise in the normal course of business; (y) receivables owing to the Borrower or any Subsidiary, if created or acquired in the ordinary course of business and (z) the acquisition of Cash Equivalents or notes or accounts receivable in the ordinary course of business.

(h)        Indebtedness.  Incur any Debt other than Permitted Debt; provided, however, that the Company may incur such Debt or Permitted Debt so long as, after giving effect to such incurrence, the Consolidated Leverage Ratio is less than 3.00 to 1.00.

SECTION 5.03.  Financial Covenants.  So long as any principal of or interest on the Advances or any other amount payable under any Transaction Document shall remain unpaid or the Lender shall have any Commitment hereunder, neither the Borrower nor any Guarantor will permit at any time the Consolidated Interest Coverage Ratio as of the last day of the then most recent period of four consecutive fiscal quarters to be less than 2.00 to 1.00.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.  If any of the following events ("Events of Default") shall occur and be continuing:

(a)        the Borrower shall fail to pay when due any principal of the Advances, interest or any other amount whatsoever payable under any Transaction Document; or

(b)        any representation or warranty made by the Borrower or any Guarantor in any Transaction Document or any certificate provided in connection therewith shall prove to have been incorrect or misleading when made in any material respect; or

(c)        the Borrower or any Guarantor shall fail to perform or observe any other provision of this Agreement or any other Transaction Document, and such failure shall continue unremedied for a period of 30 consecutive days; or

(d)       the Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest owed to any Brazilian or foreign financial institution or with respect to any other debt in each case in an aggregate principal amount outstanding in excess of U.S.$30,000,000, other than Debt outstanding under any of the Transaction Documents, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) or any other event shall occur or condition shall exist under any agreement or instrument relating to such debt, if the effect of such failure, event or condition is to accelerate, or to permit the acceleration of, the maturity of such debt; or any such debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such debt shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that this Section 6.01(d) shall apply in the case of Subsidiaries acquired by the Borrower or any Subsidiary only if such failure, event or condition shall not be remedied within six months after the acquisition of such Person by the Borrower or such Subsidiary provided, further, that the Borrower immediately preceding proviso shall only apply if (i) there are no other Events of Default then existing and (ii) the Borrower shall have negotiated confidentiality waivers or other agreements, as necessary to give the Lender access to reasonably detailed information regarding any transaction involving the acquisition of such Person(s) acquired, or proposed to be acquired, by the Borrower; or

(e)        any of the Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of such Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, in or out-of-court reorganization (recuperação judicial ou extrajudicial), insolvency or reorganization or relief of debtors, or other  Brazilian laws of general application (collectively, "bankruptcy laws"), provided that, in case of any such proceeding instituted against the Borrower or any such Subsidiaries by any third parties, such proceeding is not dismissed or stayed, with or without the making of a "depósito elisivo" according to Brazilian bankruptcy laws, within ninety (90) days after the institution thereof; or

(f)        the Transaction Documents shall seize to be legally binding on or enforceable against the Borrower or any Guarantor; or

(g)        the Borrower's Property is sequestered as a result of the declaration of a Governmental Authority, in a single event or a succession of events, having a fair market value of 5% or more of the Borrower's Property; or

(h)        a Change of Control shall occur; or

(i)         the Borrower fails to pay any fiscal obligations in an aggregate amount in excess of U.S.$30,000,000, unless such obligations are being duly contested in good faith; or

(j)         one or more judgments or orders for the payment of money which shall be rendered by one or more courts, administrative tribunals, arbitration tribunals or other bodies having jurisdiction against the Borrower or any Guarantor in an aggregate amount in excess of U.S.$30,000,000 and which continues to be unsatisfied, unbonded or unstayed for a period of 60 days after the date thereof or, if later, the date therein specified for payment;

(k)        the Borrower fails to pay any taxes, rights and/or fees owing that may result from the entering into of this Agreement;

then, and in any such event, the Lender may declare the entire unpaid principal amount of the Advances and the Note, all interest accrued and unpaid, any accrued and unpaid fees thereon and all other amounts payable under this Agreement to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors;  provided that, other than in the case of an event of the type described in clause (a) above, no such event shall constitute an Event of Default if it has been remedied by the Borrower and is no longer continuing (i) 15 days after the date the Borrower is required to report its financial performance for the relevant period pursuant to Section 5.01(k), in the case of Section 5.03, or (ii) 30 days after such event occurs, in all other cases; provided further, that no event described in this Section 6.01 that relates solely to a Person acquired after the date of this Agreement, or arise solely as a result of such acquisition, shall be an Event of Default unless such event has not been remedied within six months after the date of such acquisition.

ARTICLE VII

GUARANTY

SECTION 7.01.  Guaranty of the Obligations.  The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to the Lender and its respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on the Advance and Note made by the Lender to Borrower, and all other Obligations from time to time owing to the Lender by any Borrower, Guarantor or any of its Subsidiaries under any Transaction Document, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations").  The Guarantors hereby jointly and severally agree that if the Borrower or the other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 7.02.  Liability of Guarantors Absolute.  The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable requirements of law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of Borrower under this Agreement, the Note, or any other agreement or instrument referred to in the Transaction Documents, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a)        at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)        any of the acts mentioned in any of the provisions of this Agreement or the Note, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)        the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Transaction Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)       any Lien or security interest granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

SECTION 7.03.  Waivers by Guarantors.  The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against Borrower under this Agreement or the Note, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Lender upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.  This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Lender, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Lender or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lender, and its respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 7.05.  Reinstatement.  The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower, the Guarantors or its Subsidiaries in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 7.05.  Subrogation; Subordination.  Each Guarantor hereby agrees that until the indefeasible payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitment of the Lender under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

SECTION 7.06.  Remedies.  The Guarantors jointly and severally agree that, as between the Guarantors and the Lender, the obligations of Borrower under this Agreement and the Note, may be declared to be forthwith due and payable as provided in Section 6.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 6.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

SECTION 7.07.  Continuing Guaranty.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

SECTION 7.09.  General Limitation on Guarantee Obligations.  In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, to the fullest extent permitted by the applicable requirements of law, the amount of such liability shall, without any further action by such Guarantor, the Borrower or any of its Subsidiaries or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Transaction Document, nor any consent to any departure by the Borrower or the Guarantors therefrom shall, in any event, be effective unless the same shall be in writing and signed by the Lender, the Borrower and the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 8.02.  Notices, Etc.  (a)  All notices and other communications provided for hereunder shall be in writing and mailed, e-mailed, couriered, faxed or delivered, if to the Borrower and/or any of the Guarantors, at their address for notices, at Rua Verbo Divino Nº 1356 - CEP 04719-002 – Chacara Santo Antonio - Sao Paulo/SP - Brazil, Telephone: +55-11-2111-2785, Fax: +55-11-2111-2780, Attention: Edmar Prado Lopes / Fábio Aires / João Elek, email: tesouraria@netservicos.com.br; if to the Lender, at the address set forth below the Lender's name beneath its signature hereto; and if to any assignee of the Lender, at the address set forth below such assignee's name beneath its signature to the relevant Assignment Agreement.  All such notices and communications shall, when mailed, e-mailed, couriered or faxed, be effective when deposited in the mail, e‑mailed, delivered to the courier company or faxed, respectively, except that notices and communications to the Lender pursuant to Article II or Article III shall not be effective until received by the Lender.  All notices to be mailed shall be sent by certified mail and all notices to be couriered shall be sent via an internationally recognized courier company.

(b)        All notices and other communications and any documents delivered by the Borrower or any of the Subsidiaries to the Lender under any of the Transaction Documents shall be in English or, if required by applicable law or regulation or by the Accounting Standards to be in a language other than English, accompanied with an English translation thereof certified by a duly authorized officer of the Borrower or such Subsidiary.

SECTION 8.03.  No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04.  Costs and Expenses.

(a)        The Borrower agrees to pay within 5 Business Days after written demand all reasonable and documented out of pocket costs and expenses of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of the Transaction Documents, and the other documents to be delivered thereunder, including the fees, charges and expenses of counsel to the Lender with respect thereto, or the perfection, protection or preservation of rights or interests, under the Transaction Documents.  The Borrower further agrees to pay on demand all reasonable and documented out of pocket costs and expenses of the Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Transaction Documents and the other documents to be delivered thereunder, including fees, charges and expenses of counsel to the Lender with respect thereto.

(b)        The Borrower agrees to indemnify and hold harmless the Lender and its Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including fees, charges and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Transaction Documents, any of the transactions contemplated thereby or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any Property of the Borrower or any of its Subsidiaries relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its Subsidiaries, any of its shareholders, directors, officers or creditors, an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.  The Borrower also agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Transaction Documents, any of the transactions contemplated thereby or the actual or proposed use of the proceeds of the Advances.

(c)        Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.07 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Note.

SECTION 8.05.  Right of Setoff.  Upon the occurrence and during the continuance of any Event of Default, the Borrower hereby authorizes the Lender and each of its Affiliates at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Transaction Documents, whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured.  The Lender agrees promptly to notify the Borrower prior to any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Lender and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including other rights of setoff) that the Lender and its Affiliates may have.

SECTION 8.06.  Binding Effect.  This Agreement shall become effective (except for Section 2.01, which shall become effective only upon satisfaction of the applicable conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder or any interest herein without the prior written consent of the Lender except in compliance with, and to the extent expressly permitted by, Section 8.07(c) and any other purported assignment shall be void.  The Lender may not assign any of its rights or obligations hereunder or any interest herein except in compliance with, and to the extent expressly permitted by, the provisions of Section 8.07(a) and any other purported assignment shall be void.

SECTION 8.07.  Assignments and Transfer.

(a)        Except for assignments to any media or telecommunication company, other than a Permitted Holder or any Affiliate of a Permitted Holder, which assignments are forbidden, the Lender may assign, participate, syndicate or in any manner transfer, even before expiration of the term of this Agreement or of the Note, its rights in this Agreement or the Note, to no more than five (5) Persons (or Affiliated groups of Persons), provided that the Lender shall give the Borrower at least 10 Business Days' prior written notice of any such transaction.  Likewise, the Borrower hereby undertakes, at the request of Lender and/or any permitted assignee thereof, to substitute the Note issued pursuant to this agreement as a result of any assignment or participation or syndication made pursuant to this clause.

(b)        Any assignment by the Lender or any assignee of all or a portion of its rights and obligations under this Agreement and the Note pursuant to this Section 8.07 constitutes a Required ROF Amendment, and the Borrower agrees to amend the ROF in order to reflect each such assignment.

(c)        The Borrower's rights and/or obligations hereunder may not be assigned to any third party without Lender's prior written consent, and any purported assignment thereof shall be null and void; provided, however, that the Borrower may assign its rights and obligations hereunder to a Subsidiary 100% of the Voting Shares of which are owned, directly or indirectly, by the Borrower, provided that:

(i)            the Borrower and the Guarantors shall remain liable hereunder as Guarantors;

(ii)           such Subsidiary shall execute and deliver to the Lender an instrument of assumption in form and substance satisfactory to the lender pursuant to which such Subsidiary shall assume all the liabilities and obligations of the Borrower hereunder and under the Note, together with any such additional documentation relating thereto as the Lender may reasonably request;

(iii)          such Subsidiary and each Guarantor (including the Borrower) shall execute and deliver a new Note in substitution of and replacement for the then existing Note;  and

(iv)          upon delivery of such documentation, such Subsidiary shall be the Borrower for all purposes hereunder.

SECTION 8.08.  Confidentiality.  The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its wholly-owned Subsidiaries’ trustees, officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) in connection with the transactions contemplated or permitted hereby, (b) to the extent requested by any Governmental Authority having jurisdiction over such Person (including any Governmental Authority regulating the Lender or its wholly-owned Subsidiaries), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that if the Lender discloses any

Information pursuant to this clause (c) the Lender shall provide the Borrower with prompt notice of such disclosure to the extent permitted by applicable law), (d) to the extent reasonably necessary in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 8.08 (or as otherwise may be acceptable to the Borrower), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower, any subsidiary or any Affiliate thereof or any of their respective obligations, (f) with the written consent of the Borrower, (g) to any rating agency when required by it, provided that, prior to such disclosure, such rating agency shall undertake to preserve the confidentiality of the Information relating to the Borrower received from the Lender or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 8.08.  For the purposes of this Section 8.08, “Information” shall mean all information received from the Borrower or any of its Affiliates and each of their respective officers, directors, representatives and advisors, other than any such information that is publicly available to the Lender.

SECTION 8.09.  Restriction.  The Lender reserves the right to totally or partially restrict the amount of the Advances or the term within which to draw the same or both by means of simple written notice to the Borrower.

SECTION 8.10.  Governing Law.  This Agreement and the Note shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 8.11.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by fax shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 8.12.  Consent to Jurisdiction, Etc.

(a)        Each of the Borrower and the Guarantors hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of any New York State court or Federal court of the United States sitting in New York City, and any appellate court from any thereof, in any action, suit or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in any such New York State court or Federal court.  Each of the Borrower and the Guarantors agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)        Each of the Borrower and the Guarantors irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents in any New York State court or Federal court of the United States sitting in New York City.  Each of the Borrower and the Guarantors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

(c)        Each of the Borrower and the Guarantors hereby irrevocably appoints CT Corporation System (the "Process Agent") with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, United States, as its agent to receive on behalf of itself and its Property service of copies of the summons and complaint and any other process which may be served in any such action, suit or proceeding in New York.  Such service may be made by mailing or delivery a copy of such process to the Borrower or the Guarantor in care of the Process Agent at the Process Agent's above address, and each of the Borrower and the Guarantors hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  As an alternative method of service, each of the Borrower and the Guarantors also irrevocably consents to the service of any and all process in any such action, suit or proceeding by the mailing of copies of such process to its address specified in Section 8.02 (such service to be effective seven days after mailing thereof).  Each of the Borrower and the Guarantors covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to continue to act as such.

(d)       To the extent that each of the Borrower and the Guarantors has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, each of the Borrower and the Guarantors hereby irrevocably agrees not to claim and irrevocably waives such immunity in respect of its obligations under this Agreement and the other Transaction Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this clause (e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

SECTION 8.13.  Severability.  Any provision of this Agreement which may be determined by competent authority to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of any such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and such invalidity or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.14.  WAIVER OF JURY TRIAL.  THE BORROWER, THE GUARANTORS AND THE LENDER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 8.15.  No Fiduciary Relationship.Each of the Borrower and the Guarantors acknowledges that the Lender has no fiduciary relationship with, or fiduciary duty to, the Borrower and the Guarantors arising out of or in connection with any Transaction Document, and the relationship between the Lender, on the one hand, and the Borrower and the Guarantors, on the other, is solely that of creditor and debtor and creditor and guarantor, respectively.  None of the Transaction Documents creates a joint venture among the parties thereto.

SECTION 8.16.  USA PATRIOT Act.Pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NET SERVIÇOS DE COMUNICAÇÃO, S.A., as Borrower

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET BELO HORIZONTE LTDA, as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET BRASÍLIA LTDA, as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET RIO LTDA, as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET RECIFE LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET SÃO PAULO LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET CAMPINAS LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET INDAIATUBA LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET SAO CARLOS LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET FRANCA LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET SUL COMUNICACOES LTDA., as Guarantor

By _____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

REYC COMERCIO E PARTICIPACOES LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET ANAPOLIS LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET BAURU LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET CAMPO GRANDE LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET GOIANIA LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET RIBEIRAO PRETO LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By _____________________________________________

Name:

Title:

NET SAO JOSE DO RIO PRETO LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET SOROCABA LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

HORIZONTE SUL COMUNICACOES LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

DR-EMPRESA DE DISTRIBUICAO E RECEPCAO DE TV LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

ANTENAS COMUNITARIAS BRASILEIRAS LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET PARANA COMUNICACOES LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET FLORIANOPOLIS LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET MARINGA LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET ARAPONGAS LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

TELEVISÃO A CABO CRICIUMA LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

NET LONDRINA LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

VIVAX LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

HORIZON LINE BRASIL LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

CANBRAS TVA CABO LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

TV MOGNO LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

TV EUCALIPTO LTDA., as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

614 TVH VALE S.A. , as Guarantor

By_____________________________________________

Name:

Title:

By_____________________________________________

Name:

Title:

LENDER

                                                                        BANCO INBURSA, S.A.

By___________________________

  Name:

  Title:

Lending Office and Address for Notices:

Banco Inbursa, S.A.

Av. Paseo de las Palmas 736
Colonia Lomas de Chapultepec
Miguel Hildago 11000
Mexico—D.F.

Attention: Enrique E Morelos Zaragoza Borbolla

Telephone:52 55 5625-4900 ext.1456

Fax: 52 55 5520-7852

Email:  emorelosz@inbursa.com

SCHEDULE A

List of Subsidiaries

NET BELO HORIZONTE LTDA

NET BRASÍLIA LTDA

NET RIO LTDA.

NET RECIFE LTDA.

NET SÃO PAULO LTDA

NET CAMPINAS LTDA.

NET INDAIATUBA LTDA.

NET SÃO CARLOS LTDA.

NET FRANCA LTDA.

NET SUL COMUNICAÇÕES LTDA.

REYC COMERCIO E PARTICIPAÇÕES LTDA.

NET ANAPOLIS LTDA.

NET BAURU LTDA.

NET CAMPO GRANDE LTDA.

NET GOIÂNIA LTDA.

NET RIBEIRÃO PRETO LTDA.

NET SÃO JOSÉ DO RIO PRETO LTDA.

NET SOROCABA LTDA.

HORIZONTE SUL COMUNICAÇÕES LTDA

DR – EMPRESA DE DISTRIBUIÇÃO E RECEPÇÃO DE TV LTDA.

ANTENAS COMUNITARIAS BRASILEIRAS LTDA.

NET PARANA COMUNICAÇÕES LTDA.

NET FLORIANOPOLIS LTDA.

NET MARINGA LTDA

NET ARAPONGAS LTDA.

TELEVISÃO A CABO CRICIUMA LTDA.

NET LONDRINA LTDA. .

VIVAX LTDA.

HORIZON LINE BRASIL LTDA.

CANBRAS TVA CABO LTDA

TV MOGNO LTDA.

TV EUCALIPTO LTDA.

614 TVH VALE S.A.